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                           CERTIFICATE OF AMENDMENT TO
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                    THE HICKOK ELECTRICAL INSTRUMENT COMPANY


          The undersigned officers of The Hickok Electrical Instrument Company (the "Corporation"), an Ohio corporation, do hereby certify that at a meeting of the Shareholders by a vote greater than the two-thirds majority vote of each class of Common Shares required by the Company's Amended Articles of Incorporation, the following amendments to the Amended Articles of Incorporation of the Corporation were adopted on February 23, 1995:

          RESOLVED, that Article First of the Amended Articles of Incorporation of the Corporation shall be amended in its entirety to read as follows:

               FIRST:  The name of said corporation shall be Hickok
          Incorporated.

          RESOLVED, that Article Fourth of the Amended Articles of Incorporation of the Corporation shall be amended in its entirety to read as follows:

               FOURTH: The Maximum number of shares which the Corporation is authorized to have outstanding is as follows:

               3,750,000 Class A shares of common capital stock of $1.00 par value

               1,000,000 Class B shares of common capital stock of $1.00 par value

          The aforesaid Class A and Class B shares shall be issued subject to the following provisions which shall be incorporated into each certificate issued to the holder of such shares:


          DIVIDEND RIGHTS

               Holders of Class A common capital stock are entitled to receive, when and as declared by the Board of Directors of the Company out of any funds legally available therefor, cash dividends of five cents per share fore each one-half of the fiscal year ending
               June 30, 1960 and twenty cents per
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               share for each full fiscal year thereafter, such dividends to be non-cumulative.

               After any of the said dividends have been declared and paid or set aside, then for the same half or full fiscal year, one or more cash dividends may be paid to the holders of the Class B common capital stock up to the total paid to the holders of Class A common capital stock in the same period. Thereafter, for that half or full fiscal year the holders of Class A and Class B common capital stock shall be entitled to the payment of the same dividend or dividends per share, when and as declared by the Board of Directors. Notwithstanding the foregoing, the holders of Class A common capital stock shall be entitled to no preference with respect to the payment of stock dividends and such stock dividends when and as declared, paid or ordered by the Board of Directors, shall be distributed to the holders of Class A and Class B common capital shares on a share-for-share basis.

               VOTING RIGHTS

               Except as hereinafter provided, each share of the Class A common capital stock of the Company shall be entitled to one vote for each share thereof; and except as otherwise hereinafter provided, each share of the Class B common stock of the Company shall be entitled to three votes for each share thereof. Except as otherwise expressly provided in the Articles of Incorporation (as amended) or as otherwise required by Ohio law, the holders of Class A and Class B shares of stock shall vote on all matters as though all of said shares were of one class; and in any such voting as though all of said shares were of one class, the voting shall be on the aforesaid basis of one vote for each share of Class A common capital stock and three votes for each share of Class B common capital stock.

               Notwithstanding the foregoing, the written consent or the affirmative vote of the holders of two-thirds of the Class A common capital stock, at the time outstanding, shall be required to effect or validate any one or more of the following:

                    (a) The issuance of any additional shares of Class B common capital stock;

                    (b) The alteration of any of the powers, preferences or rights of the shares of Class A


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                    common capital stock in any manner substantially prejudicial to the holders thereof;

                    (c) The voluntary liquidation of the Company or the sale, lease or conveyance of all or substantially all of the properties and business of the Company; or

                    (d) After there has been a public offering of shares of Class A common capital stock of this Company, the issuance of any additional Class A common capital stock, for cash, for less than the public offering price (except for reasonable commissions or discounts for the underwriting or marketing thereof) received by the Company through the public offering next preceding such proposed issuance; but without such vote or consent of the holders of Class A common capital stock:

                         (i) Class A common stock may be sold for a lesser consideration per share if first offered on a pro-rata basis to the holders of such shares and thereafter issued for a consideration not less than that at which such shares were so offered to such holders, less reasonable commissions or discounts for the underwriting or marketing thereof; and

                         (ii) Class A common capital stock may be issued to employees under the provisions of Restricted Stock Options in the aggregate number heretofore or hereafter authorized by the shareholders of the Company; and

                         (iii) Such shares may be issued for property other than cash.

               CONVERSION RIGHTS

               Each share of Class B common capital stock shall be convertible at the option of the holder and at any time, into Class A common capital stock on a share-for-share basis. In the event each of the outstanding shares of the Class A common capital stock shall be changed into or exchanged for a different number or kind of shares of stock, or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock dividend, stock split,


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

               combination of shares, merger or consolidation, then for the purposes of the said option there shall be substituted for each share of Class A common capital stock, the number and kind of shares of stock or other securities into which each such share of Class A common capital stock of the Company shall be so changed or increased, or for which each such share shall be so exchanged, and the shares or securities so substituted for each such share of Class A common capital stock shall be subject to the conversion option hereinabove provided. Upon conversion, no adjustments will be made for dividends theretofore declared, and no fractions of shares shall be issued. In lieu of fractions of shares, the Company shall make a cash adjustment on the basis of the market value of the Class A shares of the conversion date.

               PREEMPTIVE RIGHTS

               No holder of Class A or class B shares of this Company shall have any preemptive rights with respect to such shares except as hereinabove expressly authorized.

               OTHER

               Notwithstanding the foregoing terms of this Article Fourth, the Company may issue shares of Class B common capital stock to give effect to a share dividend, stock split or other non-cash distribution without the written consent or the affirmative vote of the holders of the Company's Class A common capital stock, provided such share dividend, stock split or non-cash distribution is equal for both the Class A common capital stock and the Class B common capital stock, on a per share basis.

               Notwithstanding the foregoing terms of this Article Fourth, in the event the Company shall pay a dividend or made a distribution on its Class A common capital stock that is paid or made in Class A common capital stock of the Company, an adjustment to the minimum price at which any additional shares of Class A common capital stock of the Company may be issued without the written consent or the affirmative vote of the holders of the Company's Class A common capital stock shall automatically occur such that the product of the share price restriction in effect immediately prior to the authorization of such dividend or distribution multiplied by the number of shares of


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               Class A common capital stock of the Company outstanding
               immediately prior to the payment of such dividend or distribution shall be the same as the product of the adjusted share price restriction multiplied by the number of shares of Class A common capital stock of the Company outstanding immediately following the payment of such dividend or distribution.

               Notwithstanding the foregoing terms of this Article Fourth, in the event the Company shall pay a dividend or make a distribution on its Class A common capital stock that is paid or made in Class A common capital stock of the Company, an adjustment to the twenty cents per share of Class A common capital stock dividend amount set forth above shall automatically occur such that the product of twenty cents per share of Class A common capital stock (or the adjusted amount in effect immediately prior to the authorization of such dividend or distribution, if previously adjusted) multiplied by the number of shares of Class A common capital stock outstanding immediately prior to the payment of such dividend or distribution shall be the same as the product of the adjusted per share amount multiplied by the number of shares of Class A common capital stock outstanding immediately following the payment of such dividend or distribution. Any adjustment made pursuant to this Article Fourth shall become effective immediately following the record date relating to such change.

          RESOLVED, that the Chairman of the Board, the President and Chief Executive Officer or any Vice President and the Secretary of the Corporation are authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment to render effective said Amendments to the Amended Articles of Incorporation of the Corporation.

          IN WITNESS WHEREOF, the undersigned officers of the Corporation have hereunto subscribed their names as of the 23rd day of February, 1995.

/s/ Robert L. Bauman                    /s/ Michael L. Miller
-------------------------               -------------------------
Robert L. Bauman                        Michael L. Miller
Chairman, President and                 Secretary
Chief Executive Officer


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